Exhibit 99.1

18 E. Dover Street

Easton, Maryland 21601

Phone 410-763-7800

PRESS RELEASE

Shore Bancshares Reports First Quarter 2021 Financial Results

Easton, Maryland (04/29/2021) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company”) reported net income of $3.998 million or $0.34 per diluted common share for the first quarter of 2021, compared to net income of $3.886 million or $0.32 per diluted common share for the fourth quarter of 2020, and net income of $3.118 million or $0.25 per diluted common share for the first quarter of 2020. On March 3, 2021, the Company and Severn Bancorp, Inc. (“Severn”) announced that they had entered into a merger agreement pursuant to which Severn will be merged with and into the Company. The Company anticipates that future quarters will be impacted by the recognition of additional merger-related expenses.

When comparing net income for the first quarter of 2021 to the fourth quarter of 2020, net income increased $112 thousand, primarily due to decreases in the provision for credit losses of $625 thousand and interest expenses of $186 thousand, partially offset by decreases in noninterest income of $490 thousand and total interest income of $151 thousand. Total noninterest expenses remained in line with the fourth quarter with a decrease of $57 thousand. When comparing net income for the first quarter of 2021 to the first quarter of 2020, net income increased $880 thousand due to increases in total interest income of $658 thousand, noninterest income of $205 thousand and a decrease in interest expense of $624 thousand. These improvements were partially offset by an increase in noninterest expenses of $150 thousand and a slightly higher provision for credit losses of $75 thousand.

“We are pleased with our positive financial results for the quarter and the improving credit profile.” said Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer. “Our markets are experiencing very positive indications of an improving economy and healthy loan demand. We continued to extend Payroll Protection Program lending to assist small businesses who qualify and continue to see a downward trend in loan deferrals related to the pandemic. Our recently announced new branch location in Ocean City, which is planned to open in 2022, is an excellent opportunity to capitalize on the tremendous growth potential in that market. As our plan for strategic growth in contiguous markets continues and we work on integration with our partners at Severn Bank, we remain focused on core earnings and enhanced returns for our shareholders.”

Ongoing response to COVID-19

Employees

Many of our non-branch personnel have returned to our offices and continue to practice social distancing as the Company has implemented enhanced cleaning and disinfecting procedures across all locations. Most of our Company meetings have transitioned to telephonic or video conferencing. We suspended all unnecessary business-related travel, public events, and meetings with outside parties to promote the safety and well-being of our employees. We have encouraged our employees to sign-up and receive the COVID vaccine in accordance with state and local guidelines.

Banking Locations

All our branch locations remain open, with normal hours of operation. We have re-opened our branch lobbies to the public with limits on the number of people allowed in the branch at any time. The drive-thru locations have expanded their capabilities to accommodate an array of transactions for our customers. We notified our customers of our changes in operations as well as promoted the use of online and mobile banking.

Customers

We thank our customers for their commitment and understanding as we continue to find ways to serve them as safely and securely as possible. For our customers impacted by the pandemic, we have provided fee waivers and loan payment deferrals to assist them during this challenging time.

Loan Deferrals

As of March 31, 2021, the Company’s outstanding COVID related loan deferral balance amounted to $16.1 million, or 1.10% of the total loan portfolio. The outstanding COVID loan deferral balance at December 31, 2020 was $34.9 million, or 2.40% of the total loan portfolio. The COVID related deferral balances decreased $18.8 million, or 53.9% in the first quarter of 2021, the direct result of loan deferrals expiring at March 31, 2021. The most significant deferral as of March 31, 2021 was a construction loan with a $13.3 million outstanding balance related to a newly renovated strip shopping center in Easton, Maryland. The project is in the completion stage of construction and the borrowers are making interest only payments. At March 31, 2021, the Company had only one hotel loan on deferral. The outstanding balance of the loan at quarter end was $1.4 million and the borrowers are making interest only payments. This hotel is located in Ocean City, Maryland, which is ready for a full-open season and experiencing high demand as a preferred travel destination in 2021.

Small Business Administration’s Paycheck Protection Program (“PPP”)

We remain a SBA preferred lender and actively participated in the first and second PPP programs. The first round of PPP lending resulted in 1,488 loans for $126.7 million, of which 387 loans have been forgiven for $52.2 million as of March 31, 2021. The second round of PPP lending which began in 2021, resulted in 660 loans for $54.8 million. As of March 31, 2021, the Company had 1,761 PPP loans totaling $129.1 million that were outstanding, inclusive of loans issued during both the first and second rounds of the PPP.

Share Repurchases

At the present time all share repurchases have been suspended due to the current status of our merger with Severn. Once the merger is consummated, the Company intends to resume its current share buyback program in which $546 thousand remains available. The Board of directors and management will re-evaluate the need for an additional stock repurchase program once the current plan is exhausted or expires.

Dividends

We currently expect to maintain our quarterly cash dividends based on our strong capital position.

Balance Sheet Review

Total assets were $2.040 billion at March 31, 2021, a $106.3 million, or 5.5%, increase when compared to $1.933 billion at the end of 2020. This increase was due to increases in both investment securities held to maturity and interest-bearing deposits with other banks of $60.2 million and $42.3 million, respectively. These increases were funded by an increase in deposits of $99.9 million and proceeds from the maturity and principal payments on investment securities available for sale of $15.5 million.

Total deposits increased $99.9 million, or 5.9%, when compared to December 31, 2020. The increase in total deposits consisted of increases in the following categories: Savings and money market accounts of $113.1 million, Noninterest-bearing deposits of $24.7 million and other time deposits of $2.7 million, partially offset by a decrease in checking accounts of $40.6 million. The significant movement within deposit accounts continues to be impacted by direct government stimulus payments to our customers.

Total stockholders’ equity increased $1.1 million, or 0.6%, when compared to the end of 2020. At March 31, 2021, the ratio of total equity to total assets was 9.61% and the ratio of total tangible equity to total tangible assets was 8.76%.

Review of Quarterly Financial Results

Net interest income was $13.80 million for the first quarter of 2021, compared to $13.77 million for the fourth quarter of 2020 and $12.52 million for the first quarter of 2020. The slight increase in net interest income when compared to the fourth quarter of 2020 was primarily due to the largely offsetting nature of a decrease in interest expense on deposits and a decrease in interest and fees on loans. The decrease in interest expense on deposits was due to an 8bps decline on rates paid on interest-bearing deposits, specifically time deposits that matured and renewed during the first quarter of 2021 at lower rates than previously originated. The decrease in interest and fees on loans was primarily due to loan interest recoveries from problem assets experienced in the fourth quarter of 2020, which was absent in the first quarter of 2021, and resulted in a 2bps decline in yields of loans. The increase in net interest income when comparing the first quarter of 2021 to the first quarter of 2020, was the result of higher interest and fees on loans and income from investment securities, coupled with a decrease in interest expense. The primary driver for the increase in interest income on loans was the result of higher average volume of loans of $187 million, which included PPP lending. The average balance of investment securities increased $98.4 million, providing $212 thousand of additional income, despite a decrease in the yields of 59bps. The decrease in interest expenses from the first quarter of 2020 was impacted by the decrease in the rates paid on interest-bearing deposits of 46bps, as well as, the elimination of long-term advances from FHLB which had an average balance of $15 million. The Company’s net interest margin decreased to 3.00% for the first quarter of 2021 from both 3.08% in the fourth quarter of 2020 and 3.48% for the first quarter of 2020. The decline in net interest margin in the first quarter of 2021 when compared to the fourth quarter of 2020 and the first quarter of 2020 was primarily due to excess liquidity, which has yet to be fully invested.

The provision for credit losses was $425 thousand for the three months ended March 31, 2021. The comparable amounts were $1.1 million and $350 thousand for the three months ended December 31, 2020 and March 31, 2020, respectively. The ratio of the allowance for credit losses to period-end loans was 0.98% at March 31, 2021. Excluding PPP loans, the ratio of the allowance for credit losses to period-end loans was 1.07% for March 31, 2021, higher than both the 1.04% at December 31, 2020 and the 0.81% at March 31, 2020. The primary drivers of the increased percentage of the allowance to total loans, excluding PPP loans, as compared to March 31, 2020, were elevated qualitative factors within the allowance model related to economic conditions and the COVID-19 pandemic. The allowance percentage, excluding PPP loans, increased only slightly in the first quarter of 2021 as compared to December 31, 2020, reflecting the Company’s ongoing evaluation of the risk of probable losses inherent in the portfolio and the consideration of factors, both positive and negative, which have impacted the portfolio since year end. The decrease in provision for credit losses when compared to the fourth quarter of 2020 was the result of a decline in historical losses and minimal loan growth. The Company reported no net charge offs or recoveries in the first quarter of 2021, compared to net recoveries of $61 thousand for the fourth quarter of 2020 and net charge-offs of $479 thousand for the first quarter of 2020.

At March 31, 2021 and December 31, 2020, nonperforming assets were $6.3 million. Despite the balance of nonperforming assets being similar for both the first quarter of 2021 and the fourth quarter of 2020, the composition of these assets was in contrast. When comparing nonperforming assets at March 31, 2021 to December 31, 2020, total nonaccrual loans decreased $575 thousand, or 10.5%, and loans 90 days past due and still accruing increased $384 thousand, or 47.8%. Accruing troubled debt restructurings (“TDRs”) decreased $541 thousand, or 7.7% over the same time period. Other real estate owned properties increased to $205 thousand at March 31, 2021 from $0 at December 31, 2020 as compared to $38 thousand at March 31, 2020. When comparing March 31, 2021 to March 31, 2020, nonperforming assets decreased $6.0 million, or 49.0%, primarily due to a decrease in nonaccrual loans of $6.7 million, or 57.7%. Accruing TDRs decreased $988 thousand, or 13.3%, and other real estate owned increased $167 thousand, or 439.5%, over the same time period. The ratio of nonperforming assets and accruing TDRs to total assets was 0.63%, 0.68% and 1.25% at March 31, 2021, December 31, 2020 and March 31, 2020, respectively. In addition, the ratio of accruing TDRs to total loans at March 31, 2021 was 0.44%, compared to 0.48% at December 31, 2020 and 0.58% at March 31, 2020.

Total noninterest income for the first quarter of 2021 decreased $490 thousand, or 16.1%, when compared to the fourth quarter of 2020 and increased $205 thousand, or 8.7%, when compared to the first quarter of 2020. The decrease compared to the linked quarter in 2020 was primarily due to the absence of swap fee income on loans originated during the fourth quarter of 2020 of $350 thousand and a decrease in service charges on deposit accounts of $108 thousand. The increase in noninterest income compared to the first quarter of 2020 was due to additional income from BOLI contracts of $141 thousand and additional bank service fees of $219 thousand, partially offset by a decrease in service charges on deposit accounts of $192 thousand.

Total noninterest expense for the first quarter of 2021 decreased $57 thousand, or less than 1%, when compared to the fourth quarter of 2020 and increased $150 thousand, or 1.4%, when compared to the first quarter of 2020. The decrease in noninterest expense when compared to the fourth quarter of 2020 was primarily related to lower salaries and wages of $224 thousand and legal and professional fees of $146 thousand, partially offset by higher employee benefit costs of $129 thousand. The decrease in salaries and wages was partially attributable to the deferral of costs associated with originating the second round of PPP loans. The increase in employee benefits was the result of higher medical insurance claims. The increase in noninterest expenses when compared to the first quarter of 2020 was primarily due to higher employee benefits, occupancy expense, data processing fees and FDIC insurance premium expense, partially offset by a decrease in salaries and wages and legal and professional expenses.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank.

Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be fully reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; our cyber security risks are increased as the result of an increase in the number of employees working remotely; and FDIC premiums may increase if the agency experience additional resolution costs.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

For further information contact: Edward Allen, Executive Vice President and Chief Financial Officer, 410-763-7800

Shore Bancshares, Inc.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2021	2020	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$13,800	$12,518	10.2%
Provision for credit losses	425	350	21.4
Noninterest income	2,557	2,352	8.7
Noninterest expense	10,499	10,349	1.4
Income before income taxes	5,433	4,171	30.3
Income tax expense	1,435	1,053	36.3
Net income	$3,998	$3,118	28.2

Return on average assets	0.82%	0.81%	1	bp
Return on average equity	8.28	6.45	183
Return on average tangible equity (1)	9.40	7.43	197
Net interest margin	3.00	3.48	(48)
Efficiency ratio - GAAP	64.19	69.60	(541)
Efficiency ratio - Non-GAAP (1)	63.28	68.46	(518)

PER SHARE DATA
Basic and diluted net income per common share	$0.34	$0.25	36.0%
Net income	$0.34	$0.25	36.0

Dividends paid per common share	$0.12	$0.12	—
Book value per common share at period end	16.69	15.62	6.9
Tangible book value per common share at period end (1)	15.06	14.06	7.1
Market value at period end	17.02	10.85	56.9
Market range:
High	18.10	17.56	3.1
Low	12.99	7.63	70.2

AVERAGE BALANCE SHEET DATA
Loans	$1,450,883	$1,263,441	14.8%
Investment securities	227,816	129,410	76.0
Earning assets	1,867,930	1,450,508	28.8
Assets	1,975,951	1,546,991	27.7
Deposits	1,742,666	1,327,162	31.3
Stockholders' equity	195,791	194,332	0.8

CREDIT QUALITY DATA
Net charge-offs	$—		$479	(100.0)%

Nonaccrual loans	$4,880		$11,540	(57.7)
Loans 90 days past due and still accruing	1,188		721	64.8
Other real estate owned	205		38	439.5
Total nonperforming assets	6,273		12,299	(49.0)
Accruing troubled debt restructurings (TDRs)	6,456		7,444	(13.3)
Total nonperforming assets and accruing TDRs	$12,729		$19,743	(35.5)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	9.61%		12.45%	(284	)bp
Period-end tangible equity to tangible assets (1)	8.76		11.35	(259)

Annualized net charge-offs to average loans	—		0.15	(15)

Allowance for credit losses as a percent of:
Period-end loans	0.98	(2)	0.81	17
Nonaccrual loans	293.30		89.93	20,337
Nonperforming assets	228.17		84.38	14,379
Accruing TDRs	221.70		139.41	8,229
Nonperforming assets and accruing TDRs	112.44		52.57	5,987

As a percent of total loans:
Nonaccrual loans	0.33		0.90	(57)
Accruing TDRs	0.44		0.58	(14)
Nonaccrual loans and accruing TDRs	0.78		1.49	(71)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.43		0.96	(53)
Nonperforming assets and accruing TDRs	0.87		1.55	(68)

As a percent of total assets:
Nonaccrual loans	0.24		0.73	(49)
Nonperforming assets	0.31		0.78	(47)
Accruing TDRs	0.32		0.47	(15)
Nonperforming assets and accruing TDRs	0.63		1.25	(62)

(1)	See the reconciliation table that begins on page 14 of 15.
(2)	This ratio includes PPP loans of $129.1 million. Excluding these loans, the ratio is 1.07%.

Shore Bancshares, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

				March 31, 2021	March 31, 2021
	March 31,	December 31,	March 31,	compared to	compared to
	2021	2020	2020	December 31, 2020	March 31, 2020
ASSETS
Cash and due from banks	$14,553	$16,666	$16,432	(12.7)%	(11.4)%
Interest-bearing deposits with other banks	212,533	170,251	79,819	24.8	166.3
Cash and cash equivalents	227,086	186,917	96,251	21.5	135.9

Investment securities available for sale (at fair value)	124,103	139,568	104,375	(11.1)	18.9
Investment securities held to maturity	125,929	65,706	8,687	91.7	1,349.6
Equity securities, at fair value	1,382	1,395	1,350	(0.9)	2.4
Restricted securities	3,189	3,626	4,263	(12.1)	(25.2)

Loans	1,461,522	1,454,256	1,276,993	0.5	14.5
Less: allowance for credit losses	(14,313)	(13,888)	(10,378)	3.1	(37.9)
Loans, net	1,447,209	1,440,368	1,266,615	0.5	14.3

Premises and equipment, net	25,308	24,924	24,930	1.5	1.5
Goodwill	17,518	17,518	17,518	—	—
Other intangible assets, net	1,593	1,719	2,108	(7.3)	(24.4)
Other real estate owned, net	205	—	38	—	439.5
Right of use assets, net	7,229	4,795	5,019	50.8	44.0
Other assets	58,880	46,779	40,267	25.9	46.2

Total assets	$2,039,631	$1,933,315	$1,571,421	5.5	29.8

LIABILITIES
Noninterest-bearing deposits	$533,823	$509,091	$355,054	4.9	50.3
Interest-bearing deposits	1,266,813	1,191,614	993,740	6.3	27.5
Total deposits	1,800,636	1,700,705	1,348,794	5.9	33.5

Securities sold under retail repurchase agreements	3,501	1,050	2,162	233.4	61.9
Advances from FHLB - long-term	—	—	15,000	—	(100.0)
Subordinated debt	24,460	24,429	—	0.1	—
Total borrowings	27,961	25,479	17,162

Lease liabilities	7,329	4,874	5,072	50.4	44.5
Accrued expenses and other liabilities	7,601	7,238	4,699	5.0	61.8
Total liabilities	1,843,527	1,738,296	1,375,727	6.1	34.0

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 35,000,000 shares	118	118	125	—	(5.6)
Additional paid in capital	51,445	52,167	61,067	(1.4)	(15.8)
Retained earnings	143,794	141,205	133,044	1.8	8.1
Accumulated other comprehensive income	747	1,529	1,458	(51.1)	(48.8)
Total stockholders' equity	196,104	195,019	195,694	0.6	0.2

Total liabilities and stockholders' equity	$2,039,631	$1,933,315	$1,571,421	5.5	29.8

Period-end common shares outstanding	11,752	11,783	12,525	(0.3)	(6.2)
Book value per common share	$16.69	$16.55	$15.62	0.8	6.9

Shore Bancshares, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2021	2020	% Change
INTEREST INCOME
Interest and fees on loans	$14,366	$13,795	4.1%
Interest on investment securities:
Taxable	931	719	29.5
Interest on deposits with other banks	47	172	(72.7)
Total interest income	15,344	14,686	4.5

INTEREST EXPENSE
Interest on deposits	1,184	2,059	(42.5)
Interest on short-term borrowings	1	2	(50.0)
Interest on long-term borrowings	359	107	235.5
Total interest expense	1,544	2,168	(28.8)

NET INTEREST INCOME	13,800	12,518	10.2
Provision for credit losses	425	350	21.4

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	13,375	12,168	9.9

NONINTEREST INCOME
Service charges on deposit accounts	674	866	(22.2)
Trust and investment fee income	407	375	8.5
Other noninterest income	1,476	1,111	32.9
Total noninterest income	2,557	2,352	8.7

NONINTEREST EXPENSE
Salaries and wages	4,142	4,296	(3.6)
Employee benefits	1,844	1,722	7.1
Occupancy expense	814	698	16.6
Furniture and equipment expense	307	317	(3.2)
Data processing	1,127	1,044	8.0
Directors' fees	149	141	5.7
Amortization of intangible assets	126	144	(12.5)
FDIC insurance premium expense	185	91	103.3
Other real estate owned expenses, net	1	18	(94.4)
Legal and professional fees	516	634	(18.6)
Other noninterest expenses	1,288	1,244	3.5
Total noninterest expense	10,499	10,349	1.4

Income before income taxes	5,433	4,171	30.3
Income tax expense	1,435	1,053	36.3

NET INCOME	$3,998	$3,118	28.2

Weighted average shares outstanding - basic	11,745	12,513	(6.1)
Weighted average shares outstanding - diluted	11,747	12,518	(6.2)

Basic and diluted net income per common share	$0.34	$0.25	36.0
Net income	$0.34	$0.25	36.0

Dividends paid per common share	0.12	0.12	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets (Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	March 31,
	2021		2020
	Average	Yield/	Average	Yield/
	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$1,450,883	4.03%	$1,263,441	4.40%
Investment securities
Taxable	227,816	1.63	129,410	2.22
Interest-bearing deposits	189,231	0.10	57,657	1.20
Total earning assets	1,867,930	3.34%	1,450,508	4.08%
Cash and due from banks	19,245		17,874
Other assets	103,010		89,154
Allowance for credit losses	(14,234)		(10,545)
Total assets	$1,975,951		$1,546,991

Interest-bearing liabilities
Demand deposits	$438,340	0.14%	$284,176	0.56%
Money market and savings deposits	510,881	0.18	410,252	0.46
Certificates of deposit $100,000 or more	130,745	1.26	129,408	1.85
Other time deposits	144,919	1.10	150,645	1.60
Interest-bearing deposits	1,224,885	0.39	974,481	0.85
Securities sold under retail repurchase
agreements and federal funds purchased	2,238	0.18	1,235	0.65
Advances from FHLB - long-term	—	—	15,000	2.87
Subordinated debt	24,443	5.96	—	—
Total interest-bearing liabilities	1,251,566	0.50%	990,716	0.88%
Noninterest-bearing deposits	517,781		352,681
Accrued expenses and other liabilities	10,813		9,262
Stockholders' equity	195,791		194,332
Total liabilities and stockholders' equity	$1,975,951		$1,546,991

Net interest spread		2.84%		3.20%
Net interest margin		3.00%		3.48%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2)	Average loan balances include nonaccrual loans.
(3)	Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Financial Highlights By Quarter (Unaudited)

(Dollars in thousands, except per share data)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Q1 2021		Q1 2021
	2021	2020	2020	2020	2020	compared to		compared to
	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2020		Q1 2020
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$13,836	$13,799	$13,317	$13,068	$12,554	0.3%		10.2%
Less: Taxable-equivalent adjustment	36	34	34	37	36	5.9		—
Net interest income	13,800	13,765	13,283	13,031	12,518	0.3		10.2
Provision for credit losses	425	1,050	1,500	1,000	350	(59.5)		21.4
Noninterest income	2,557	3,047	2,581	2,769	2,352	(16.1)		8.7
Noninterest expense	10,499	10,556	9,831	7,663	10,349	(0.5)		1.4
Income before income taxes	5,433	5,206	4,533	7,137	4,171	4.4		30.3
Income tax expense	1,435	1,320	1,142	1,802	1,053	8.7		36.3
Net income	$3,998	$3,886	$3,391	$5,335	$3,118	2.9		28.2

Return on average assets	0.82%	0.82%	0.76%	1.31%	0.81%	—	bp	1	bp
Return on average equity	8.28	7.82	6.71	10.79	6.45	46		183
Return on average tangible equity (1)	9.40	8.88	7.63	12.20	7.43	52		197
Net interest margin	3.00	3.08	3.17	3.41	3.48	(8)		(48)
Efficiency ratio - GAAP	64.19	62.79	61.97	48.50	69.60	140		(541)
Efficiency ratio - Non-GAAP (1)	63.28	61.91	61.05	48.58	68.46	137		(518)

PER SHARE DATA
Basic and diluted net income per common share	$0.34	$0.32	$0.27	$0.43	$0.25	6.3%		36.0%
Net income	$0.34	$0.32	$0.27	$0.43	$0.25	6.3		36.0

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—
Book value per common share at period end	16.69	16.55	16.28	15.98	15.62	0.8		6.9
Tangible book value per common share at period end (1)	15.06	14.92	14.69	14.42	14.06	0.9		7.1
Market value at period end	17.02	14.60	10.98	11.09	10.85	16.6		56.9
Market range:
High	18.10	15.12	11.77	12.40	17.56	19.7		3.1
Low	12.99	10.25	9.14	8.00	7.63	26.7		70.2

AVERAGE BALANCE SHEET DATA
Loans	$1,450,883	$1,430,013	$1,406,683	$1,374,324	$1,263,441	1.5%		14.8%
Investment securities	227,816	179,801	136,017	107,908	129,410	26.7		76.0
Earning assets	1,867,930	1,780,854	1,670,194	1,539,945	1,450,508	4.9		28.8
Assets	1,975,951	1,880,449	1,771,944	1,638,387	1,546,991	5.1		27.7
Deposits	1,742,666	1,646,980	1,548,072	1,427,063	1,327,162	5.8		31.3
Stockholders' equity	195,791	197,591	201,079	198,842	194,332	(0.9)		0.8

CREDIT QUALITY DATA
Net (recoveries) charge-offs	$—	$(61)	$(187)	$288	$479	100.0%		(100.0)%

Nonaccrual loans	$4,880	$5,455	$6,966	$11,649	$11,540	(10.5)		(57.7)
Loans 90 days past due and still accruing	1,188	804	1,373	604	721	47.8		64.8
Other real estate owned	205	—	38	38	38	—		439.5
Total nonperforming assets	$6,273	$6,259	$8,377	$12,291	$12,299	0.2		(49.0)

Accruing troubled debt restructurings (TDRs)	$6,456	$6,997	$7,267	$7,312	$7,444	(7.7)		(13.3)

Total nonperforming assets and accruing TDRs	$12,729	$13,256	$15,644	$19,603	$19,743	(4.0)		(35.5)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	9.61%	10.09%	10.88%	11.64%	12.45%	(48	)bp	(284	)bp
Period-end tangible equity to tangible assets (1)	8.76	9.18	9.92	10.63	11.35	(42)		(259)

Annualized net (recoveries) charge-offs to average loans	—	(0.02)	(0.05)	0.08	0.15	2		(15)

Allowance for credit losses as a percent of:
Period-end loans (2)	0.98	0.95	0.90	0.79	0.81	3		17
Nonaccrual loans	293.30	254.59	183.42	95.20	89.93	3,871		20,337
Nonperforming assets	228.17	221.89	152.52	90.23	84.38	628		14,379
Accruing TDRs	221.70	198.49	175.82	151.67	139.41	2,321		8,229
Nonperforming assets and accruing TDRs	112.44	104.77	81.67	56.57	52.57	767		5,987

As a percent of total loans:
Nonaccrual loans	0.33	0.38	0.49	0.83	0.90	(5)		(57)
Accruing TDRs	0.44	0.48	0.51	0.52	0.58	(4)		(14)
Nonaccrual loans and accruing TDRs	0.78	0.86	1.00	1.35	1.49	(8)		(71)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.43	0.43	0.59	0.87	0.96	—		(53)
Nonperforming assets and accruing TDRs	0.87	0.91	1.10	1.39	1.55	(4)		(68)

As a percent of total assets:
Nonaccrual loans	0.24	0.28	0.38	0.68	0.73	(4)		(49)
Nonperforming assets	0.31	0.32	0.46	0.71	0.78	(1)		(47)
Accruing TDRs	0.32	0.36	0.40	0.43	0.47	(4)		(15)
Nonperforming assets and accruing TDRs	0.63	0.68	0.86	1.14	1.25	(5)		(62)

(1)	See the reconciliation table that begins on page 14 of 15.
(2)	As of March 31, 2021 and December 31, 2020, this ratio includes PPP loans of $129.1 million and $122.8 million, respectively. Excluding these loans, the ratio is 1.07%, and 1.04% for March 31, 2021 and December 31, 2020, respectively.

Shore Bancshares, Inc.

Consolidated Statements of Income By Quarter (Unaudited)

(In thousands, except per share data)

						Q1 2021	Q1 2021
						compared to	compared to
	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2020	Q1 2020
INTEREST INCOME
Interest and fees on loans	$14,366	$14,541	$14,139	$13,945	$13,795	(1.2)%	4.1%
Interest on investment securities:
Taxable	931	910	730	638	719	2.3	29.5
Interest on deposits with other banks	47	44	33	11	172	6.8	(72.7)
Total interest income	15,344	15,495	14,902	14,594	14,686	(1.0)	4.5

INTEREST EXPENSE
Interest on deposits	1,184	1,355	1,470	1,556	2,059	(12.6)	(42.5)
Interest on short-term borrowings	1	1	1	1	2	—	(50.0)
Interest on long-term borrowings	359	374	148	6	107	(4.0)	235.5
Total interest expense	1,544	1,730	1,619	1,563	2,168	(10.8)	(28.8)

NET INTEREST INCOME	13,800	13,765	13,283	13,031	12,518	0.3	10.2
Provision for credit losses	425	1,050	1,500	1,000	350	(59.5)	21.4

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	13,375	12,715	11,783	12,031	12,168	5.2	9.9

NONINTEREST INCOME
Service charges on deposit accounts	674	782	647	544	866	(13.8)	(22.2)
Trust and investment fee income	407	439	381	363	375	(7.3)	8.5
Gains on sales and calls of investment securities	—	—	—	347	—	—	—
Other noninterest income	1,476	1,826	1,553	1,515	1,111	(19.2)	32.9
Total noninterest income	2,557	3,047	2,581	2,769	2,352	(16.1)	8.7

NONINTEREST EXPENSE
Salaries and wages	4,142	4,366	4,143	2,130	4,296	(5.1)	(3.6)
Employee benefits	1,844	1,715	1,489	1,535	1,722	7.5	7.1
Occupancy expense	814	745	774	702	698	9.3	16.6
Furniture and equipment expense	307	366	294	247	317	(16.1)	(3.2)
Data processing	1,127	1,093	1,114	1,037	1,044	3.1	8.0
Directors' fees	149	118	132	113	141	26.3	5.7
Amortization of intangible assets	126	126	125	138	144	—	(12.5)
FDIC insurance premium expense	185	138	132	124	91	34.1	103.3
Other real estate owned expenses, net	1	38	—	—	18	(97.4)	(94.4)
Legal and professional fees	516	662	447	553	634	(22.1)	(18.6)
Other noninterest expenses	1,288	1,189	1,181	1,084	1,244	8.3	3.5
Total noninterest expense	10,499	10,556	9,831	7,663	10,349	(0.5)	1.4

Income before income taxes	5,433	5,206	4,533	7,137	4,171	4.4	30.3
Income tax expense	1,435	1,320	1,142	1,802	1,053	8.7	36.3

NET INCOME	$3,998	$3,886	$3,391	$5,335	$3,118	2.9	28.2

Weighted average shares outstanding - basic	11,745	12,004	12,483	12,524	12,513	(2.2)	(6.1)
Weighted average shares outstanding - diluted	11,747	12,005	12,483	12,525	12,518	(2.1)	(6.2)

Basic and diluted net income per common share	$0.34	$0.32	$0.27	$0.43	$0.25	6.3	36.0
Net income	$0.34	$0.32	$0.27	$0.43	$0.25	6.3	36.0

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets By Quarter (Unaudited)

(Dollars in thousands)

											Average balance
											Q1 2021	Q1 2021
											compared to	compared to
	Q1 2021		Q4 2020		Q3 2020		Q2 2020		Q1 2020		Q4 2020	Q1 2020
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	1,450,883	4.03%	$1,430,013	4.05%	$1,406,683	4.01%	$1,374,324	4.09%	$1,263,441	4.40%	1.5%	14.8%
Investment securities
Taxable	227,816	1.63	179,801	2.02	136,017	2.14	107,908	2.37	129,410	2.22	26.7	76.0
Interest-bearing deposits	189,231	0.10	171,040	0.10	127,494	0.10	57,713	0.07	57,657	1.20	10.6	228.2
Total earning assets	1,867,930	3.34%	1,780,854	3.47%	1,670,194	3.56%	1,539,945	3.82%	1,450,508	4.08%	4.9	28.8
Cash and due from banks	19,245		17,268		18,860		18,167		17,874		11.4	7.7
Other assets	103,010		95,684		94,755		90,981		89,154		7.7	15.5
Allowance for credit losses	(14,234)		(13,357)		(11,865)		(10,706)		(10,545)		6.6	35.0
Total assets	$1,975,951		$1,880,449		$1,771,944		$1,638,387		$1,546,991		5.1	27.7

Interest-bearing liabilities
Demand deposits	$438,340	0.14%	$420,582	0.18%	$370,922	0.19%	$298,568	0.20%	$284,176	0.56%	4.2	54.2
Money market and savings deposits	510,881	0.18	459,237	0.20	442,322	0.21	426,963	0.23	410,252	0.46	11.2	24.5
Certificates of deposit $100,000 or more	130,745	1.26	128,642	1.45	127,983	1.68	130,582	1.81	129,408	1.85	1.6	1.0
Other time deposits	144,919	1.10	145,795	1.27	148,223	1.42	150,675	1.54	150,645	1.60	(0.6)	(3.8)
Interest-bearing deposits	1,224,885	0.39	1,154,256	0.47	1,089,450	0.54	1,006,788	0.62	974,481	0.85	6.1	25.7
Securities sold under retail repurchase agreements
and federal funds purchased	2,238	0.18	1,101	0.36	1,575	0.25	2,030	0.20	1,235	0.65	103.3	81.2
Advances from FHLB - long-term	—	—	—	—	—	—	824	2.93	15,000	2.87	—	(100.0)
Subordinated debt	24,443	5.96	24,420	6.09	9,859	5.97	—	—	—	—	100.0	100.0
Total interest-bearing liabilities	1,251,566	0.50%	1,179,777	0.58%	1,100,884	0.59%	1,009,642	0.62%	990,716	0.88%	6.1	26.3
Noninterest-bearing deposits	517,781		492,724		458,622		420,275		352,681		5.1	46.8
Accrued expenses and other liabilities	10,813		10,357		11,359		9,628		9,262		4.4	16.7
Stockholders' equity	195,791		197,591		201,079		198,842		194,332		(0.9)	0.8
Total liabilities and stockholders' equity	$1,975,951		$1,880,449		$1,771,944		$1,638,387		$1,546,991		5.1	27.7

Net interest spread		2.84%		2.89%		2.97%		3.20%		3.20%
Net interest margin		3.00%		3.08%		3.17%		3.41%		3.48%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2)	Average loan balances include nonaccrual loans.
(3)	Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Reconciliation of Generally Accepted Accounting Principles (GAAP)

and Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

						YTD	YTD
	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	3/31/2021	3/31/2020
The following reconciles return on average equity and return on average tangible equity from continuing operations (Note 1):

Net Income	$3,998	$3,886	$3,391	$5,335	$3,118	$3,998	$3,118
Net Income - annualized (A)	$16,214	$15,460	$13,490	$21,457	$12,541	$16,214	$12,541

Net income, excluding net amortization of intangible assets	$4,092	$3,980	$3,484	$5,438	$3,225	$4,092	$3,225

Net income, excluding net amortization of intangible assets - annualized (B)	$16,595	$15,833	$13,860	$21,872	$12,971	$16,595	$12,971

Average stockholders' equity (C)	$195,791	$197,591	$201,079	$198,842	$194,332	$195,791	$194,332
Less: Average goodwill and other intangible assets	(19,178)	(19,304)	(19,430)	(19,560)	(19,702)	(19,178)	(19,702)
Average tangible equity (D)	$176,613	$178,287	$181,649	$179,282	$174,630	$176,613	$174,630

Return on average equity (GAAP) (A)/(C)	8.28%	7.82%	6.71%	10.79%	6.45%	8.28%	6.45%
Return on average tangible equity (Non-GAAP) (B)/(D)	9.40%	8.88%	7.63%	12.20%	7.43%	9.40%	7.43%

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio from continuing operations (Note 2):

Noninterest expense (E)	$10,499	$10,556	$9,831	$7,663	$10,349	$10,499	$10,349
Less: Amortization of intangible assets	(126)	(126)	(125)	(138)	(144)	(126)	(144)
Adjusted noninterest expense (F)	$10,373	$10,430	$9,706	$7,525	$10,205	$10,373	$10,205

Net interest income (G)	13,800	13,765	13,283	13,031	12,518	13,800	12,518
Add: Taxable-equivalent adjustment	36	34	34	37	36	36	36
Taxable-equivalent net interest income (H)	$13,836	$13,799	$13,317	$13,068	$12,554	$13,836	$12,554

Noninterest income (I)	$2,557	$3,047	$2,581	$2,769	$2,352	$2,557	2,352
Less: Investment securities (gains)	—	—	—	(347)	—	—	—
Adjusted noninterest income (J)	$2,557	$3,047	$2,581	$2,422	$2,352	$2,557	$2,352

Efficiency ratio (GAAP) (E)/(G)+(I)	64.19%	62.79%	61.97%	48.50%	69.60%	64.19%	69.60%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	63.28%	61.91%	61.05%	48.58%	68.46%	63.28%	68.46%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (L)	$196,104	$195,019	$198,881	$200,134	$195,694
Less: Goodwill and other intangible assets	(19,111)	(19,237)	(19,362)	(19,488)	(19,626)
Tangible equity (M)	$176,993	$175,782	$179,519	$180,646	$176,068

Shares outstanding (N)	11,752	11,783	12,218	12,526	12,525

Book value per common share (GAAP) (L)/(N)	$16.69	$16.55	$16.28	$15.98	$15.62
Tangible book value per common share (Non-GAAP) (M)/(N)	$15.06	$14.92	$14.69	$14.42	$14.06

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):

Stockholders' equity (O)	$196,104	$195,019	$198,881	$200,134	$195,694
Less: Goodwill and other intangible assets	(19,111)	(19,237)	(19,362)	(19,488)	(19,626)
Tangible equity (P)	$176,993	$175,782	$179,519	$180,646	$176,068

Assets (Q)	$2,039,631	$1,933,315	$1,828,172	$1,719,524	$1,571,421
Less: Goodwill and other intangible assets	(19,111)	(19,237)	(19,362)	(19,488)	(19,626)
Tangible assets (R)	$2,020,520	$1,914,078	$1,808,810	$1,700,036	$1,551,795

Period-end equity/assets (GAAP) (O)/(Q)	9.61%	10.09%	10.88%	11.64%	12.45%
Period-end tangible equity/tangible assets (Non-GAAP) (P)/(R)	8.76%	9.18%	9.92%	10.63%	11.35%

Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.